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                                                                   EXHIBIT 10.26

                       MUTUAL CONFIDENTIALITY AGREEMENT
                       --------------------------------

     THIS MUTUAL CONFIDENTIALITY AGREEMENT ("Agreement") is made and entered into this 2nd day of September, 1997, by and between E-Tek Dynamics, Inc., a California corporation ("E-Tek") and Walsin Lihwa Corp.


                              W I T N E S S E T H
                              - - - - - - - - - -

     WHEREAS, E-Tek is engaged in the business of, among other things, manufacturing fiber optic components and equipment for the telecommunications market, and in related research and development efforts; and,

     WHEREAS, each party desires to evaluate and explore the other party's products, operations and procedures to help decide whether to consummate possible business transactions and/or relationships between themselves; and,

     WHEREAS, pursuant thereto, the parties wish to disclose to each other certain of their respective Confidential Information (as hereinafter defined), and to provide for the protection and confidentiality of the same.

     NOW THEREFORE, for good and valuable consideration (including the mutual covenants contained herein), the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:


                               A G R E E M E N T
                               - - - - - - - - -


     1.   Confidential Information.
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          a.  "Confidential Information" as used herein shall mean all confidential information of one party (the "Discloser") that has been, is, or may hereafter be, disclosed to or obtained by the other party (the "Recipient"), and shall include but not be limited to all of the Discloser's (i) business, development and marketing plans and/or proposals, (ii) customer lists and customer relationships, (iii) prices (except where publicly disclosed by the Discloser) and pricing strategies, (iv) past, present and future research, (v) training methods, (vi) inventions, processes and specifications, (vii) compilations of information (including without limitation studies, records, reports, drawings, memoranda, drafts and any other related information), (viii) trade secrets and any and all other proprietary information whether embodied in the Discloser's products or otherwise, and, (ix) any and all other ideas, concepts, strategies, suggestions and recommendations relating without limitation to any of the foregoing or to any products or services offered or developed, or to be developed or proposed to be developed by the Discloser. Recipient acknowledges and agrees that the Discloser is the owner of all such Confidential Information, any and all copies thereof, and any and all copyrights, trade secrets, patents, trademarks, and other intellectual or industrial property rights therein or associated therewith.

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          b.  To come within the protections of this Agreement, any information or data of the Discloser (i) must be reasonably believed by the Discloser to contain Confidential Information at the time of disclosure; (ii) if in writing, must be stamped "Confidential" or contain some other similar designation at the time of disclosure; or, (iii) if disclosed orally or if embodied in any component or device, must be identified as constituting Confidential Information at the time of disclosure, and such identification must thereafter be confirmed in a writing sent to the Recipient within ten business days of such disclosure.

          c. Recipient agrees that for a period of five (5) years following disclosure to it of any of the Discloser's Confidential Information, Recipient shall not, without first obtaining the Discloser's written consent, (i) disclose such Confidential Information or any portion thereof to any person, firm, corporation or other entity, (ii) attempt to or assist others to develop, produce, market or sell any product based on or utilizing such Confidential Information, (iii) make any other use of such Confidential Information in any way or for any purpose, or, (iv) reverse engineer, decompile or disassemble any of the Discloser's products, or any portion thereof.

          d. Recipient agrees that all Confidential Information disclosed by the Discloser to Recipient in tangible form is and shall remain the Discloser's property, shall not be copied by Recipient without the Discloser's prior written consent, and shall be returned to the Discloser (along with any copies) immediately upon request therefor or upon the termination of this Agreement, whichever is first to occur.

          e. Notwithstanding any other provision in this Paragraph 1, Recipient will not be liable under this Agreement for the disclosure of any of the Discloser's Confidential Information if Recipient proves by a preponderance of the evidence that such Confidential Information (i) is already known to Recipient at the time of its disclosure without any wrongful conduct on Recipient's part, (ii) is or becomes publicly known other than through a breach by Recipient of this Agreement, (iii) is received by Recipient from a third party if that third party has not violated the terms of any agreement or understanding with the Discloser, or (iv) is required to be disclosed by law and Recipient has taken all reasonable steps to protect the confidentiality of such Confidential Information. In addition, Recipient agrees that, before making any disclosure of Confidential Information not previously approved in writing by the Discloser in reliance upon any of the foregoing exceptions, Recipient will first give the Discloser at least ten (10) business days' written notice specifying the applicable exception(s) and the circumstances giving rise thereto.

          f. Recipient acknowledges that a remedy at law for any breach of this Paragraph 1 would not be adequate relief, and therefore agrees that the Discloser shall be entitled to injunctive relief in case of any such breach or threatened breach by Recipient.

     2.  Attorneys' Fees. If any legal action is brought for the enforcement of
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this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party

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shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action, in addition to any other relief to which that party may be entitled.

     3.  Indemnities. Each party hereto shall indemnify, defend and hold
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harmless the other party against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies that the other party shall incur or suffer by reason of any breach of this Agreement by the indemnifying party.

     4.  Choice of Law. This Agreement shall be governed by and construed in
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accordance with the laws of the State of California (excluding laws and principles relating to the conflict of laws), as such laws apply to agreements that were to be fully performed in California. Each party agrees that any legal or equitable action brought in connection with this Agreement shall be heard and determined on its merits in the Superior Court of California, County of Santa Clara or in the U.S. District Court, Northern District of California, as appropriate, and for that purpose, irrevocably submits itself to the venue and jurisdiction of such courts.

     5.  Severability. If any term or provision of this Agreement shall be held
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invalid or unenforceable to any extent, the remainder of this Agreement shall not be affected and each other term and provision of this Agreement shall be valid to the fullest extent permitted by law.

     6.  Entire Agreement. This Agreement constitutes the entire agreement
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between the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, representations and understandings of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party to be charged.

     7.  Binding Effect. This Agreement shall be binding on and shall inure to
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the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

     8.  Counterparts. This Agreement may be executed in counterparts, each of
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which shall constitute an original and all of which shall be considered one and the same instrument.

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     9.  No License. Notwithstanding any other provision hereof, the parties
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agree that no license, by implication or otherwise, is granted under this
Agreement or through any disclosure contemplated hereby.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement effective as of the date first written above.

     E-TEK DYNAMICS, INC.  WALSIN LIHWA CORP.

By: /s/ Theresa Stone Pan,    By: /s/ Rice S. T. Liu
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    Theresa Stone Pan,           RICE S. T. LIU
                                 ---------------------
    President                    DEPUTY CHIEF ENG.
                                 ---------------------
                                 [Print Name and Title]

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